Exhibit 99.1

Fortress Announces Launch of Public Offering of Class A Shares

New York, NY.  March 12, 2014 – Fortress Investment Group (NYSE: FIG) (“Fortress” or the “Company”) today announced that it has commenced an underwritten public offering to sell 28,280,000 Class A shares, representing limited liability company interests in the Company (the “Class A Shares”). As part of the offering, certain officers and senior employees of the Company, including Fortress principals (collectively, the “selling shareholders”), have agreed to sell 5,077,141 Class A Shares. Fortress and certain selling shareholders have also granted the underwriters a 30-day option to purchase up to 4,242,000 additional Class A Shares.

Fortress intends to use all of its net proceeds from this offering to purchase an equivalent number of outstanding Fortress Operating Group partnership units from its principals. Fortress will not retain any proceeds from the sale of shares by the selling shareholders.

The offering is being made pursuant to an automatic shelf registration statement filed with the Securities and Exchange Commission (the “SEC”), which became effective on March 12, 2014.

Citigroup and Credit Suisse will serve as joint book-running managers and as representatives of the several underwriters in the offering.

Fortress has filed a registration statement (including a prospectus) and a preliminary prospectus supplement with the SEC for the offering to which this press release relates. Prospective investors should read the prospectus in that registration statement, the preliminary prospectus supplement and other documents that Fortress has filed with the SEC for more complete information about Fortress and the offering. Copies of the preliminary prospectus supplement and the accompanying prospectus, and, when available, the final prospectus supplement, relating to the offering may be obtained by visiting EDGAR on the SEC Web site at www.sec.gov or by contacting: Citigroup, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 800-831-9146; and Credit Suisse Securities (USA) LLC, Attn: Prospectus Department, One Madison Avenue, New York, NY 10010; telephone: 800-221-1037; email: newyork.prospectus@credit-suisse.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, those relating to the proposed offering by the Company and the selling shareholders of Class A Shares and the related use of proceeds. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control and are subject to a number of factors that could lead to actual events to differ, possibly materially, from such forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013. In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

About Fortress

Fortress Investment Group LLC is a leading, highly diversified global investment firm with approximately $61.8 billion in assets under management as of December 31, 2013. Founded in 1998, Fortress manages assets on behalf of over 1,500 institutional clients and private investors worldwide across a range of private equity, credit, liquid hedge funds and traditional asset management strategies. Fortress is publicly traded on the New York Stock Exchange (NYSE: FIG).

Contact:

Gordon E. Runté

212-798-6082